Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS TEXAS 75244

March 3, 2011

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, and to the inclusion of our Letter Report dated February 14, 2011 as exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2010. We further consent to the inclusion of information from our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Dune Energy Inc.”, our “Appraisal Report as of December 31, 2009 on Certain Properties owned by Dune Energy Inc.”, and our “Appraisal Report as of December 31, 2008 on Certain Properties owned by Dune Energy Inc.” in the sections “Item 1 and 2. Business and Properties – Natural Gas and Oil Reserves”, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Estimated proved oil and gas reserves”, and “Note 13-Supplemental Oil and Gas Information (Unaudited)-Reserves”.

We also hereby consent to all references to our firm included in the Company’s Form 10-K for the years ended December 31, 2010, 2009, and 2008 and to the incorporation by reference in the Registration Statement on Forms S-3, No. 333-151611 of such information.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

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